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                              INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of the ____ day of ________ 1997, by and between Entertainment Properties Trust, a Maryland real estate investment trust (the "Company") and ______ ("Indemnitee").

         WHEREAS, Indemnitee has agreed to serve, at the request of the Company as [a/an] [trustee/officer] of the Company on the condition that he be indemnified as set forth herein.

         NOW, therefore, in consideration of Indemnitee's agreement to serve the Company as set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         1. GENERAL. If Indemnitee is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that Indemnitee is or was a trustee, director, officer, agent, fiduciary or employee of the Company or any subsidiary or division of the Company or is or was serving at the request of the Company or any subsidiary or division of the Company as a director, officer, shareholder, partner, agent, fiduciary, trustee or manager of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, shareholder, partner, agent, fiduciary, trustee or manager while serving as a director, officer, shareholder, partner, agent, fiduciary, trustee or manager, the Company shall indemnify and hold harmless Indemnitee to the fullest extent

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authorized by the Maryland General Corporation Law (the "MGCL") (including the "non-exclusivity" provision of Section 2-418(g) of the MGCL) as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all "Expenses" (as defined in Section 2) actually incurred or suffered by Indemnitee in connection therewith. Such indemnification shall continue as to Indemnitee even if Indemnitee has ceased to be a director, officer, shareholder, partner, agent, fiduciary, trustee or manager, or is no longer employed by the Company and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that indemnification hereunder shall not extend to cover any Expenses (i) arising out of Indemnitee's activities prior to the date hereof,
(ii) the payment of which is judicially determined to be unlawful,
(iii) relating to claims under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (iv) relating to judicially determined criminal violations; and, PROVIDED, FURTHER, that except as provided in Section 3 of this Agreement with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify the Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Trustees of the Company.

         2. EXPENSES. As used in this Agreement, the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigations and any expenses of establishing a right to indemnification under this Agreement.

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         3.   ENFORCEMENT.  If a claim or request under this Agreement is not paid by the Company or on its behalf, within thirty (30) days after a written claim or request has been received by the Company and, if applicable, the affirmation in Section 5 hereof has been received by the Company, Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and, if successful in whole or in part, Indemnitee shall be entitled to be paid also the expenses of prosecuting such suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any actual or threatened proceeding in advance of its final disposition where the required affirmation and undertaking, if any is required, have been tendered to the Company) that the Indemnitee has not met the standards of conduct for the Company to indemnify the Indemnitee under the MGCL for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Trustees, independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Company (including its Board of Trustees, independent legal counsel or shareholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

         4. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

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         5.   ADVANCES OF EXPENSES.  Expenses incurred by Indemnitee in
connection with any Proceeding shall be paid by the Company in advance upon request of Indemnitee that the Company pay such Expenses, but, only upon receipt by the Company of (i) a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met and (ii) a written undertaking by or on behalf of the Indemnitee to reimburse the Company for Expenses if and to the extent that it is ultimately determined that the standard of conduct has not been met and
(iii) satisfactory evidence of the amount of such expenses.

         6. NOTICE OF CLAIM. Indemnitee shall notify the Company in writing of any claim against him for which indemnification will or could be sought under this Agreement at the address set forth on the signature page of this Agreement (or such other address as provided by notice given as aforesaid). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power and at such times and places as are convenient for Indemnitee.

         7. DEFENSE OF CLAIM. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

         (a) the Company will be entitled to participate at its own expense; and

         (b) except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee, which in the Company's sole discretion may be regular counsel to the Company and may be counsel to other officers and trustees of the Company or any subsidiary. Indemnitee also shall have the right to employ his own counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between the Company and Indemnitee, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company; and

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         (c)  the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company's written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

         8. NON-EXCLUSIVITY. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of any other right which Indemnitee may have or thereunder may acquire under any statute, the declaration of trust or certificate of incorporation, partnership agreement, or bylaws of the Company or any subsidiary or any agreement or vote of shareholders or disinterested directors or trustees or otherwise.

         9. CHANGE IN CONTROL. Following any "change in control" of the Company of the type required to be reported under Item 1 of Form 8-K promulgated under the Exchange Act, any determination as to entitlement to indemnification shall be made by independent legal counsel selected in accordance with the GCL.

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         10.  INSURANCE.  If the Company obtains insurance to protect itself and any trustee or officer of the Company against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same extent as any other trustee or officer of the Company.

         11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by merger or consolidation), heirs, executors and administrators.

         12. GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respect shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Maryland.

         13. AMENDMENT. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties.

         14. WAIVER OF BREACH. The failure or delay of either party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of
any right, power, or remedy under this Agreement.   No notice to or demand on
any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.

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         15.  SEVERABILITY.  The Company and Indemnitee agree that the agreements and provisions contained in this Agreement are severable and divisible, that each such agreement and provision does not depend upon any other provision or agreement for its enforceability, and that each such agreement and provision set forth herein constitutes an enforceable obligation between the Company and Indemnitee. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any provision of this Agreement shall affect the other provisions hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable provision were omitted.

         16. NO PRESUMPTION. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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         IN WITNESS WHEREOF, the parties hereto have entered into this
Agreement as of the date first written above.

                             ENTERTAINMENT PROPERTIES TRUST


                             By:_________________________



                             By:_________________________